Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 2 AND JOINDER

TO PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Amendment No. 2, and Joinder dated as of December 27, 2004 (this “Amendment”), by and between ABETTERWAYHOME FINANCE, LLC II (“Finance” and a “Purchaser”), HOMEBANC FUNDING CORP. II (“Funding”, a “Purchaser” and together with Finance the “Purchasers”) HOMEBANC MORTGAGE CORPORATION (“HMC” and a “Company”) and HOMEBANC CORP. (“HomeBanc” and a “Company” and together with HMC the “Companies”).

RECITALS

HMC and the Purchasers are parties to that certain Purchase, Warranties and Servicing Agreement, dated as of April 29, 2004 as amended by Amendment No. 1, and Joinder dated as of June 7, 2004 (the “Existing Purchase Agreement”; as amended by this Amendment, the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Purchase Agreement.

HMC and the Purchasers have agreed, subject to the terms and conditions of this Amendment, that the Existing Purchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase Agreement and to permit HomeBanc to become an additional Company under the Purchase Agreement.

Accordingly, HMC, the Purchasers and HomeBanc hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Purchase Agreement is hereby amended as follows:

SECTION 1. Agreement and Joinder with respect to HomeBanc. HomeBanc hereby agrees to all of the provisions of the Existing Purchase Agreement, and effective as of July 19, 2004, becomes a party to the Purchase Agreement, as a Company, with the same effect as if the undersigned were an original signatory to the Existing Purchase Agreement, subject to the provisions of this Amendment. All references to Company or Companies in the Purchase Agreement shall be deemed to include HomeBanc, except as otherwise provided herein.

SECTION 2. References to Company as Servicer. All references to the Company in its capacity as Servicer shall be deemed to refer to HomeBanc and not to HMC.

SECTION 3. Preamble. The first WHEREAS clause of the Existing Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Purchasers have heretofore agreed to purchase from the Companies and the Companies have heretofore agreed to sell to the Purchasers, from time to time, certain Mortgage Loans on a servicing released basis;”

SECTION 4. Definitions. Section 1.01 of the Existing Purchase Agreement is hereby amended by deleting the definitions of “Company” and “FDIC” in their entirety and replacing with the following:

“Company: HomeBanc Mortgage Corporation and HomeBanc Corp., and their successors in interest and assigns, as permitted by this Agreement.”

“FDIC: the Federal Deposit Insurance Corporation, or any successor thereto.”

SECTION 5. Agreement to Purchase. Section 2.01 of the Existing Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Each Company agrees to sell and each Purchaser agrees to purchase the Mortgage Loans having an aggregate Stated Principal Balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the Confirmation, or in such other amount as agreed by such Purchaser and such Company as evidenced by the actual aggregate Stated Principal Balance of the Mortgage Loans accepted by such Purchaser on the related Closing Date, with servicing released by such Company. The applicable Company shall deliver the related Mortgage Loan Schedule attached to the related Term Sheet for the Mortgage Loans to be purchased on the related Closing Date to the applicable Purchaser at least two (2) Business Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.”

SECTION 6. Representations and Warranties.

6.1 Section 3.01 (a) of the Existing Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon such Company by any such state, and in any event such Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;”

6.2 Section 3.01(j) of the Existing Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(j) Either (i) Company is an approved seller/servicer of residential mortgage loans for Fannie Mae, FHLMC and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans or (ii) Company has designated a subservicer that is so approved. Either (i) Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC or (ii) Company has designated a subservicer that is so qualified, licensed, registered and authorized and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make such subservicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC.”

SECTION 7. Events of Default.

7.1 Section 9.01(i) is hereby amended by deleting it in its entirety and replacing it with the following:

“(i) Both Company and any subservicer cease to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty (30) days;”

7.2 Section 9.01(l) is hereby amended by deleting it in its entirety and replacing it with the following:

“(l) Intentionally omitted;”

SECTION 8. Conditions Precedent. This Amendment shall become effective as of July 19, 2004 (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

8.1 Delivered Documents. The Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of HMC, each Purchaser, HomeBanc and the Buyer;

(b) Second Amended and Restated Pricing Side Letter, executed and delivered by duly authorized officers of the Buyer and Purchasers;

(c) Amendment No. 2 to Master Repurchase Agreement, executed and delivered by duly authorized officers of the Buyer and Purchasers; and

(d) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 9. Joint and Several Obligations. Each Purchaser and each Company hereby acknowledge and agree that the Purchasers are each jointly and severally liable to each Company for all of their respective representations, warranties and covenants hereunder and under the Existing Purchase Agreement.

SECTION 10. Fees. The Purchasers and the Companies agree to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 11. Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Purchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are subject to the provisions of Section 11.10 of the Existing Agreement, as amended hereby.

SECTION 12. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 14. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 15. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Purchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ABETTERWAYHOME FINANCE, LLC II
as Purchaser

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Treasurer

HOMEBANC FUNDING CORP. II,
as Purchaser

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Treasurer

HOMEBANC MORTGAGE CORPORATION,
as Company

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	SVP and Treasurer

HOMEBANC CORP.,
as Company

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	SVP and Treasurer

Acknowledged and Agreed:

BEAR STEARNS MORTGAGE CAPITAL CORPORATION,
as Buyer

By:	/s/ John Garzone
Name:	John Garzone
Title:	Senior Vice President